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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549

                                      FORM 8-K

                                   CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): July 31, 1998

                                 DAOU SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)

                                      DELAWARE
                   (State or other jurisdiction of incorporation)


                  0-22073                              330284454
         (Commission File Number)          (IRS Employer Identification No.)

                 5120 Shoreham Place, San Diego, California 92122 (Address of principal executive offices , including zip code)

                                  (619) 452-2221
                (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

          The unaudited revenue and net income of DAOU Systems, Inc. ("DAOU") for the month ended July 31, 1998, were $9.1 million and $665,000, respectively. On June 16, 1998, DAOU acquired all of the issued and outstanding shares of (i) Technology Management, Inc., an Indiana corporation ("TMI"), through a pooling-of-interests merger in exchange for 1,078,963 shares of DAOU common stock, (ii) International Health Care Systems, Inc., a Florida corporation ("IHCS"), through a pooling-of-interests merger in exchange for 224,668 shares of DAOU common stock. On June 26, 1998, DAOU acquired all of the issued and outstanding shares of each of (a) Resources in Healthcare Innovations, Inc., an Indiana corporation ("RHI"), (b) Healthcare Transition Resources, Inc., an Indiana corporation ("HRI"), (c) Ultitech Resources Group, Inc., an Indiana corporation ("URG"), (d) Innovative Systems Solutions, Inc., an Indiana corporation ("ISS") and (e) Grand Isle Consulting, Inc., an Indiana corporation ("GIC"), through a pooling-of-interests merger in exchange for 1,839,381, 275,662, 282,551, 308,583 and 223,645 shares of DAOU common stock, respectively. The revenue and net income amounts set forth above include 30 days of combined operations of DAOU, TMI, IHCS, RHI, HTR, URG, ISS and GIC. This information is reported solely for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135. These revenue and net income figures include operations from part of DAOU's third quarter ending September 30, 1998, and are not necessarily indicative of results expected for the entire third quarter ending September 30, 1998, or for the fiscal year ending December 31, 1998.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 4, 1998              DAOU SYSTEMS, INC.



                                  By: /s/ FRED C. MCGEE
                                      --------------------------------------
                                      Fred C. McGee, Chief Financial Officer


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